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                                                                   EXHIBIT 10.39

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                    AGREEMENT

                                     between

                               LONZA BIOLOGICS PLC

                                       and

                                  INHIBITEX INC

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THIS AGREEMENT is made the 5th day of November 2004

BETWEEN

1. LONZA BIOLOGICS PLC, the registered office of which is at 228 Bath Road, Slough, Berkshire SL1 4DX, England ("LB") and

2. INHIBITEX INC of 1165 Sanctuary Parkway, Suite 400, Alpharetta, GA 30004, ("Customer").

WHEREAS

A.    Customer has created the Cell Line as defined herein; and

B. LB has expertise in the evaluation and production of monoclonal antibodies for therapeutic use using such Cell Lines; and

C. Customer wishes to contract LB for Services relating to the Cell Line as described in this Agreement, and

D. LB is prepared to perform such Services for Customer on the terms and conditions set out herein.

NOW IT IS AGREED AS FOLLOWS:

1. The following terms shall have the following meanings unless the context requires otherwise:

      "Affiliate"       means any Company, partnership or other entity which
                        directly or indirectly Controls, is Controlled by or is under common Control with the relevant party to this Agreement. "Control" means the ownership of more than fifty per cent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the party in question;

      "Agreement"       means this agreement incorporating Schedules 1 (Product
                        Specification), 2 (Services), 3 (Price and Terms of
                        Payment) and Schedule 4 (Inhibitex Patents) as amended or varied from time to time by written agreement of the parties;

      "Batch" means the total Product obtained from one fermentation and associated purification using the Process and carried out in accordance with cGMP;

      "Cell Line"       means the cell line, particulars of which are set out in
                        Schedule 1;

      "cGMP" means Good Manufacturing Practices and General Biologics Products Standards as promulgated under

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                        the US Federal Food Drug and Cosmetic Act at 21CFR
                        (Chapters 210, 211, 600 and 610) and the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC. For the avoidance of doubt, LB's operational quality standards are defined in internal GMP policy documents;

      "cGMP Product"    means Product which is required under Schedule 2 to be
                        manufactured in accordance with cGMP;

      cGMP run(s)       means the 2000 (two thousand) liter fermentation run(s)
                        to be performed under this Agreement

      "Customer"        means Inhibitex Inc and its successors in title and
                        lawful assigns;

      "Customer
      Information"      means all technical and other information not known to
                        LB or not in the public domain relating to the Cell
                        Line, the Process (including for the avoidance of doubt improvements or modifications thereto from time to time) and the Product, from time to time supplied by the Customer to LB;

      "Customer
      Materials"        means the Materials supplied by Customer to LB (if any)
                        and identified as such by Schedule 1 hereto;

      "Customer Patent
      Rights" means all patents and patent applications of any kind throughout the world owned by or licensed to Customer that are necessary or useful in performance of the Services excluding the LB Patent Rights;

      "Deliver",
      "Delivered" or
      "Delivery"        has the meaning given to it in Clause 4.1;

      "FDA"             means the United States Food and Drug Administration;

      "LB" means Lonza Biologics plc and its Affiliates and successors in title and lawful assigns;

      "LB Know-How"     means all technical and other information relating
                        directly or indirectly to the Process known to LB from time to time other than Customer Information and information in the public domain;

      "LB Patent
      Rights" means all patents and patent applications of any kind throughout the world relating to the Process which from time to time LB is the owner of or is entitled to use;

      "Price" means the price specified in Schedule 3 for the Services;

      "Process"         means the process for the production of the Product from
                        the Cell Line, including any improvements or modifications thereto from time to time;

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      "Product"         means all or any part of the product manufactured using
                        the Process (including any sample thereof), particulars of which are set out in Schedule 1 and includes all derivatives thereof made by LB;

      "Services"        means all or any part of the services which are the
                        subject of the Agreement (including, without limitation, cell culture evaluation, purification evaluation, assay evaluation and qualification, a 130 liter pilot run, master, working and extended cell bank creation, sample and bulk production, and characterization, cGMP manufacture), particulars of which are set out in
                        Schedule 2;

      "Specification"   means the specification for Product, particulars of
                        which are set out in Schedule 1;

      "Terms of
      Payment"          means the terms of payment specified in Schedule 3;

      "Testing
      Laboratories"     means any third party instructed by LB to carry out
                        tests on the Cell Line or the Product.

      References to the singular number include the plural and vice versa, references to Clauses and Schedules are references to clauses and schedules to this Agreement.

2     CUSTOMER OBLIGATIONS, WARRANTIES AND INDEMNITIES

2.1 Customer shall pay the Price set out in Schedule 3 for provision of the Services together with any additional costs and expenses that fall due under this Agreement in accordance with the Terms of Payment, provided that any such additional costs and expenses are agreed to in advance by Customer. Resin for the cGMP run shall be procured by LB and billed to Customer at LB's cost with no mark up or premium added. Customer shall pay for the Resins prior to the start of the cGMP run. LB shall use the Resins only in the performance of the Services. The Resins shall at all times remain the property of Customer, and at the Customer's request and option, LB shall destroy or return to the Customer all of the Resins at the termination of this Agreement.

2.2 Immediately following the date of the Agreement the Customer shall supply to LB the Customer Information, together with full details of any hazards relating to the Cell Line and/or the Customer Materials, their storage and use. On review of this Customer Information, the Cell Line and/or the Customer Materials shall be provided to LB at LB's request. Property in the Cell Line and/or the Customer Materials and/or the Customer Information supplied to LB shall remain vested in the Customer.

2.3 The Customer hereby grants LB the non-exclusive right to use the Cell Line, the Customer Materials and the Customer Information only for the purpose of the Agreement.

2.4   The Customer warrants to LB that:

      2.4.1 Customer has the right to enter into this Agreement;

      2.4.2 Customer has and shall at all times throughout the term of this Agreement have the right to supply the Cell Line, the other Customer Materials and the Customer Information to LB and the necessary rights to licence or permit LB to use the same only for the purpose of the Services;

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      2.4.3 To the best of the Customer's knowledge and belief as of the date of this Agreement the patents and patent applications and corresponding international applications and patents listed on Schedule 4 relating to any of the Cell Line, the other Customer Materials, Customer Information and Customer Patent Rights not owned by Customer are licensed to Customer under a licence which will permit their use by LB to perform the Services;

      2.4.4 to the best of Customer's knowledge and belief as of the date of this Agreement, the use by LB of the Cell Line, other Customer Materials, Customer Information and Customer Patent Rights for the Services (including without limitation the manufacture of the Product) will not infringe any intellectual property rights of any third party other than third parties from whom customer is a sublicensee through LB (provided, however, that LB shall waive any breach of this warranty which arises if a court of competent jurisdiction determines that the use by LB of the Cell Line, other Customer Materials, Customer Information or Customer Patent Rights for the Services infringes the intellectual property rights of a third party, provided that and for so long as Customer actually indemnifies LB pursuant to Clauses 2.5 and 2.6); this warranty is limited to the Cell Line, other Customer Materials, Customer Information and Customer Patent Rights; Customer makes no warranty as to the Process or the Services; and

      2.4.5 Customer will promptly notify LB in writing if it receives or is notified of a claim from a third party that the Cell Line, other Customer Materials, Customer Information or the Customer Patent Rights or that the use by LB thereof for the provision of the Services infringes any intellectual property rights of such third party.

Clause 2.4 is in lieu of all conditions, warranties and statements in respect of the Cell Line, Customer Information, Customer Patent Rights and/or Customer Materials whether expressed or implied by statute, custom of the trade or otherwise (including but without limitation any such condition, warranty or statement relating to the description or quality of the Cell Line, Customer Patent Rights, Customer Materials and Customer Information, their fitness or suitability for a particular purpose or use under any conditions whether or not known to Customer) and any such condition, warranty or statement is hereby excluded.

2.5 The Customer undertakes to indemnify and to maintain LB promptly indemnified against any direct loss, damage, costs and expenses (including court costs and legal fees), that LB may suffer arising directly out of any breach of the warranties given by the Customer under Clause 2.4 above or any claims alleging LB's use of the Cell Line, the Customer Materials or the Customer Information infringes any rights (including, without limitation, any intellectual or industrial property rights) vested in any third party (other than third parties from whom Customer is a sublicense through LB) (whether or not the Customer knows or ought to have known about the same).

2.6 The Customer shall further indemnify and maintain LB promptly indemnified against all claims, actions, costs, expenses (including court costs and legal fees on a full indemnity basis) or other liabilities whatsoever in respect of:

      2.6.1 any product liability in respect of Product, except to the extent such liability is caused by (1) the negligent or willful act or omission of LB in the production and/or supply of Product or provision of Services, or (2) breach of any warranty by LB, or (3) breach of a term of this Agreement by LB; and

      2.6.2 any negligent or willful act or omission of the Customer in relation to the use, processing, storage or sale of the Product.

2.7 Customer shall not be liable for the following loss or damage howsoever caused (even if foreseeable or in the contemplation of LB or the Customer):

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      2.7.1 loss of profits, business or revenue whether suffered by LB or any other person; or

      2.7.2 special, indirect or consequential loss, whether suffered by LB or any other person; and

      2.7.3 any loss arising from any claim made against LB by any other person.

2.8 Customer shall obtain and maintain clinical trial insurance with a reputable and solvent insurance provider in the amount of five million dollars per event or linked events. Customer shall supply LB with a copy of such insurance policy on reasonable request and shall not terminate or amend (other than amending to increase the level of cover) such policy without prior written notice to LB.

2.9 The obligations of the Customer under this Clause 2 shall survive the termination for whatever reason of the Agreement.

3     PROVISION OF THE SERVICES

      3.1.1 LB shall diligently carry out the Services as provided in Schedule 2, shall initiate the first cGMP run prior to the end of March 2005, and shall use all reasonable efforts to achieve the estimated timescales and Specifications set out in that Schedule, with the aim of ensuring that the Product is accepted by the FDA for use in a Phase III clinical trial.

      3.1.2 If due to the negligence or willful misconduct of LB:

            (i)   the Product does not meet the Specification; or

            (ii) the Product meets the Specification but for other reasons cannot be used in a clinical trial;

            then the Customer shall be under no obligation to pay for the cGMP batch that produced such Product (in which case LB shall refund amounts already paid by Customer in respect of such batch), and shall at its discretion have the option of terminating this Agreement in accordance with the principles of Clause 8.1 below (including making a pro-rata payment in respect of Services performed other than the cGMP batch that produced such Product) or requiring LB to repeat the appropriate cGMP batch, for which the Customer shall pay LB in accordance with the payment terms set out in Schedule 3 applicable to a cGMP batch. In the event Customer requires LB to replace such Product, LB shall use all reasonable efforts to do so with the minimum delay having regard to its commitments to third parties in the timing of such replacement.

            If failure to meet Specification is due to acts or omissions of both LB and Customer, then the cost to replace Product shall be apportioned to the extent fault lies with each party.

      3.1.3 If for reasons related to the inherent qualities of the Cell Line or
            Product:

            (i)   the Product does not meet the Specification; or

            (ii) the Product meets the Specification but for other reasons cannot be used in a clinical trial;

            then the Customer shall pay to LB the sum of [ * * * ] for the cGMP batch that produced such Product.

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            If the Services cannot be completed for scientific or technical reasons not the fault of either party then the provisions of section
            8.1 (termination) shall apply.

      3.1.4 For the cGMP runs (Stages 8 and 16) Customer shall perform the potency testing as set forth in Schedule 1 within thirty (30) days of sample receipt from LB. LB shall perform the remaining tests as set forth in Schedule 1 within thirty (30) days of completion of the run. Each party is entitled to audit the other party's test procedures. Prior to the start of the cGMP run the parties shall agree on the tests to be run and on the test results necessary for the Product to meet Specification. Costs incurred by Customer in auditing LB's tests shall be born by Customer. Costs incurred by LB in auditing Customer's test shall be born by LB. The Price shall include the actual costs incurred by LB in auditing Customer's test.

      3.1.5 LB shall commence the first cGMP batch (Stage 8) within 15 weeks of the completion of Stage 6 (bulk fill of 130L pilot batch) but in no event later than March 31, 2005. If due to any delays or actions or inactions caused solely by LB and not specifically related to Customer's Material this first cGMP batch is not commenced by such date, then the Customer shall be entitled to terminate this Agreement in accordance with Clause 8.1.

      3.1.6 If LB is unable to perform any or all of the Services for a period of at least thirty (30) days due to restrictions placed upon LB by the FDA or any other regulatory authority, Customer may terminate this Agreement in accordance with Clause 8.1 below.

      3.1.7 Prior to the start of the cGMP run each party shall designate in writing a Project Manager who shall be the primary contact for each party during the provision of the Services. Prior to the start of the cGMP Run the parties shall enter into a written Quality Agreement which shall be attached as an appendix hereto and incorporated by reference as a part of this agreement.

      3.1.8 In accordance with the Quality Agreement, LB shall make available to Customer such data and documentation as may be necessary for Customer to include in its regulatory filings with the FDA. LB shall cooperate as reasonably requested by Customer, at Customer's expense, in support of Customer's regulatory filings. Any such filings shall be the sole and exclusive property of Customer.

      3.1.9 The parties shall comply with all terms of the Quality Agreement.

3.2 LB shall comply with the International Committee for Harmonisation regulatory requirements and all applicable local, state and federal regulatory requirements including but not limited to FDA regulations from time to time applicable to the Services as set out in Schedule 2.

3.3 LB hereby undertakes not to use the Cell Line, the Customer Materials or the Customer Information (or any part thereof) for any purpose except as set forth in this Agreement.

3.4   LB shall:

      3.4.1 at all times keep the Cell Line and/or the Customer Materials secure and safe from loss and damage in such manner as LB stores its own material of similar nature;

      3.4.2 not part with possession of the Cell Line and/or the Customer Materials or the Product, save for the purpose of tests at the Testing Laboratories; and

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      3.4.3 procure that all Testing Laboratories are subject to obligations of confidence substantially in the form of those obligations of confidence imposed on LB under this Agreement.

3.5 In providing the Services LB shall employ its most current, most efficient and best available LB Know How and LB Patent Rights.

4     DELIVERY, TRANSPORTATION OF PRODUCT AND CUSTOMER TESTS

4.1 Product shall be Delivered EXW (ex-works) LB premises (as defined by Incoterms 2000) which means (a) when LB places Product at the disposal of Customer at LB's premises not cleared for export and not loaded onto any collecting vehicle and (b) risk and title to Product pass to Customer upon Delivery ("Deliver," "Delivery," or "Delivered," as appropriate). Subject to Clause 4.2, unless otherwise instructed by Customer, LB shall not Deliver Product to Customer or place Product at the disposal of Customer until after Customer has received the Certificate of Analysis and approved (in writing) Product for Delivery. Transportation of Product, whether or not under any arrangements made by LB on behalf of Customer, shall be made at the sole risk and expense of the Customer. Notwithstanding the forgoing, Delivery by LB shall not be interpreted as the agreement by Customer that the Product meets the Specification.

4.2 At Customer's request, LB will Deliver Product in quarantine prior to delivery of the Certificate of Analysis. Such request shall be accompanied by Customer's written acknowledgement that the Product has been Delivered without the transmittal to Customer of a Certificate of Analysis and, that accordingly the Product cannot be administered to humans until transmittal of the Certificate of Analysis, and that Customer nevertheless accepts full risk of loss, title and ownership of the Product. The Delivery of Product in quarantine shall be subject to such testing requirements as LB may reasonably require.

4.3 Unless otherwise agreed in writing, LB shall package and label Product for Delivery in accordance with its standard operating procedures. It shall be the responsibility of the Customer to inform LB in writing in advance of any special packaging and labeling requirements for Product. Customer shall be responsible for validating any special packaging or vessels requested by Customer. All actual additional costs and expenses of whatever nature incurred by LB in complying with such special written requirements shall be charged to the Customer in addition to the Price.

4.4 If requested in writing by the Customer, LB will (acting as agent for Customer) arrange for insurance of Product whilst held by LB after Delivery (awaiting transportation) for a maximum of thirty (30) days on terms equivalent to those under which LB insures product prior to Delivery. All actual additional costs and expenses of whatever nature incurred by LB in arranging such insurance shall be charged to the Customer in addition to the Price.

4.5 If requested in writing by the Customer, LB will (acting as agent of the Customer for such purpose) arrange the transportation of Product from LB's premises to the destination indicated by the Customer together with insurance cover for Product in transit at its invoiced value. All actual additional costs and expenses of whatever nature incurred by LB in arranging such transportation and insurance shall be charged to the Customer in addition to the Price.

4.6 Where LB has made arrangements for the transportation of Product, the Customer shall diligently examine the Product as soon as practicable after receipt. Notice of all claims (time being of the essence) arising out of:

      4.6.1 visible damage to or total or partial loss of Product in transit shall be given in writing to LB and the carrier within five (5) working days of receipt by Customer; or

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      4.6.2 non-Delivery shall be given in writing to LB within ten (10) days after Customer's receipt of LB's dispatch notice.

4.7 The Customer shall make damaged Product and associated packaging materials available for inspection and shall comply with the requirements of any insurance policy covering the Product notified by LB to the Customer. LB shall offer the Customer all reasonable assistance (at the cost and expense of the Customer) in pursuing any claims arising out of the transportation of Product.

4.8 If there is any dispute concerning whether Product returned to LB fails to meet Specification or whether such failure is due (in whole or in part) to acts or omissions of LB, the Customer, or any third party after Delivery, or if there is any dispute in relation to clauses 3.1.2 and/or 3.1.3, such dispute shall be referred for decision to an independent expert (acting as an expert and not as an arbitrator) to be appointed by agreement between LB and the Customer or, in the absence of agreement by the President for the time being of Biotechnology Industry Organization. The costs of such independent expert shall be borne equally between LB and the Customer. The decision of such independent expert shall be in writing and, save for manifest error on the face of the decision, shall be binding on both LB and the Customer.

4.9 The provisions of clauses 3.1.2, 3.1.3 and 4.8 shall be the sole remedy available to the Customer in respect of Product that fails to meet Specification. This limitation of remedy applies only to Customer's remedy with respect to its procurement of such Product and the provisions of
      Article 6 shall nevertheless apply.

5     PRICE AND TERMS OF PAYMENT

5.1 Unless otherwise indicated in writing by LB, all prices and charges are exclusive of Value Added Tax or of any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, which shall be paid by the Customer (other than taxes on LB's income). All invoices are strictly net and payment must be made within thirty (30) days of date of invoice. Payment shall be made without deduction, deferment, set-off, lien or counterclaim of any nature.

5.2   In default of payment on due date:

      5.2.1 interest shall accrue on any amount overdue at the prime lending rate in the United States, interest to accrue on a day to day basis both before and after judgment; and

      5.2.2 LB shall, at its sole discretion, and without prejudice to any other of its accrued rights, be entitled to suspend the provision of the Services or to treat this Agreement as repudiated on not less than thirty (30) days' prior notice in writing to Customer given at any time thereafter.

6     LB WARRANTIES AND INDEMNITY

6.1   LB warrants that:

      6.1.1 the Services shall be performed in accordance with the terms of section 3 and the Quality Agreement and schedule 1 of this Agreement, and the cGMP batch (Stages 8 and 16) shall in addition be performed in accordance with LB's standard operating procedures and cGMP.

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      6.1.2 unencumbered title (save for any unlicensed third party intellectual property rights which may exist) to Product will be conveyed to Customer upon Delivery;

      6.1.3 as of the date of this Agreement the LB Know How and LB Patent Rights are owned by LB or LB is otherwise entitled to use them for the purposes of providing Services under this Agreement and during the term of this Agreement LB shall not do or cause anything to be done which would adversely affect their ownership or entitlement to use the same for those purposes;

      6.1.4 LB has the necessary corporate authorisations to enter into this Agreement;

      6.1.5 as of the date of this Agreement to the best of LB's knowledge and belief, the use by LB of the Process (excluding any modifications or steps made or developed by Customer, the Customer Materials, Customer Information and Customer Patent Rights) and LB Patent Rights and LB Know How for the performance of the Services as provided herein will not infringe any rights (including without limitation any intellectual or industrial property rights) vested in any third party; and

      6.1.6 LB will notify Customer in writing immediately if it receives or is notified of a claim from a third party that the use by LB of the Process and/or the LB Know How or the LB Patent Rights for Services infringes any intellectual property rights vested in such third party.

6.2 This Agreement including but not limited to Clause 6.1 is in lieu of all conditions, warranties and statements in respect of the Services and/or the Product whether expressed or implied by statute, custom of the trade or otherwise (including but without limitation any such condition, warranty or statement relating to the description or quality of the Product, its fitness or suitability for a particular purpose or use under any conditions whether or not known to LB) and any such condition, warranty or statement is hereby excluded.

6.3 LB undertakes to indemnify and to maintain Customer promptly indemnified against any direct loss, damage, costs and expenses (including court costs and legal fees) that Customer may suffer arising directly out of any breach of the warranties given by LB in Clause 6.1 or any claims alleging that LB's use of LB Know-How (excluding use of LB Know-How with Customer Materials or Customer Information) infringes any rights (including without limitation any intellectual or industrial rights) vested in a third party (whether or not LB knows or ought to have known the same).

6.4 LB shall further indemnify and maintain Customer promptly indemnified against all claims, actions, costs, expenses (including court costs and legal fees on a full indemnity basis) or other liabilities whatsoever in respect of:

      6.4.1 any clinical trial liability or product liability in respect of Product, except to the extent such liability is caused by the negligent or willful act or omission of Customer in the provision of the Customer Materials or Customer Information to LB; and

      6.4.2 any negligent or willful act or omission of LB in relation to the processing, or storage of the Product or provision of the Services.

6.5 LB's aggregate liability for direct damages arising out of or in connection with this Agreement or the transactions contemplated hereby shall not exceed the total maximum aggregate sum payable under this Agreement for the Services, in accordance with Schedule 3 (Price and Terms of Payment), except that the foregoing limitation shall not apply in the case of (a) breach of Clause 7 (Confidentiality) by LB, (b) personal injury or death caused by the negligence of LB, or (c) grossly negligent or intentionally wrongful acts or omissions of LB. The foregoing limitation shall also not apply to claims arising under, or LB's breach of, Clause 6.1 (LB Warranties and Indemnity); provided, however, that LB's aggregate liability for direct damages arising out of or in connection with claims arising

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      under, or LB's breach of, Clause 6.1 (LB Warranties and Indemnity), shall not exceed an amount equivalent to twice the total maximum aggregate sum payable under this Agreement for the Services, in accordance with Schedule 3 (Price and Terms of Payment).

6.6 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOST DATA, LOST REVENUES, AND LOSS OF BUSINESS OPPORTUNITY, WHETHER OR NOT THE OTHER PARTY WAS AWARE OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF THESE DAMAGES, EXCEPT THAT THE FOREGOING LIMIATION SHALL NOT APPLY IN THE CASE OF (a) BREACH OF CLAUSE 7 (CONFIDENTIALITY) BY EITHER PARTY, (b) PERSONAL INJURY OR DEATH, OR (c) NEGLIGENT OR INTENTIONALLY WRONGFUL ACTS OR OMISSIONS.

6.7 LB shall obtain and maintain product liability insurance with a reputable and solvent insurance provider in the amount of not less than five million dollars per event or linked. LB shall supply Customer with a copy of such insurance policy on reasonable request and shall not terminate or amend (other than amending to increase the level of cover) such policy without prior written notice to Customer.

6.8 Nothing contained in this Agreement shall purport to exclude or restrict any liability for death or personal injury resulting directly from negligence by LB in carrying out the Services or any liability for breach of the implied undertakings of LB as to title.

6.9 The obligations of LB and of the Customer under this Clause 6 shall survive the termination for whatever reason of the Agreement.

7.    CONFIDENTIALITY

7.1 The Customer acknowledges that LB Know-How and LB acknowledges that Customer Information with which it is supplied by the other pursuant to the Agreement is supplied, subject to Clause 7.5, in circumstances imparting an obligation of confidence and each agrees to keep such LB Know-How or such Customer Information secret and confidential and to respect the other's proprietary rights therein and not at any time for any reason whatsoever to disclose or permit such LB Know-How or LB Information or such Customer Information to be disclosed to any third party save as expressly provided herein.

7.2 The Customer and LB shall each procure that all their respective employees, consultants, contractors and persons for whom it is responsible having access to confidential LB Know-How or LB Information or confidential Customer Information shall be subject to the same obligations of confidence as the principals pursuant to Clauses 7.1 and 7.3 and shall be bound by secrecy agreements in support of such obligations.

7.3 LB and the Customer each undertake not to disclose or permit to be disclosed to any third party (including any contractors or consultants not previously approved in writing by LB, such approval not to be unreasonably withheld or delayed), or otherwise make use of or permit to be made use of
      (a) any trade secrets or confidential information relating to the technology, business affairs or finances of the other, any subsidiary, holding company or subsidiary or any such holding company of the other, or of any suppliers, agents, distributors, licensees or other customers of the other which comes into its possession under this Agreement. or (b) the commercial terms of this Agreement except to the extent that the same is required to be disclosed pursuant to subpoena, court order, judicial process or otherwise by law, provided the Receiving Party provides prompt notice to the Disclosing Party of such requirement in order to give the Disclosing Party an opportunity to timely seek a protective order or other appropriate judicial relief. In the event the Disclosing Party is unable to obtain a protective order or other appropriate judicial relief, the Receiving Party shall disclose only that portion of the Disclosing Party's Confidential Information which is legally required to be disclosed, and ensure that all such Confidential Information of the Disclosing Party shall be redacted to the fullest extent permitted by law prior to such disclosure and that the Disclosing Party shall be given an opportunity to review the Confidential Information prior to its disclosure.

7.4 The obligations of confidence referred to in this Clause 7 shall not extend to any information which:

      7.4.1 is or becomes generally available to the public otherwise than by reason of a breach by the Receiving Party of the provisions of this Clause 7;

      7.4.2 is known to the Receiving Party and is at its free disposal prior to its receipt from the Disclosing Party;

      7.4.3 is subsequently disclosed to the Receiving Party without being made subject to an obligation of confidence by a third party;

      7.4.4 LB or the Customer may be required to disclose under any statutory, regulatory or similar legislative requirement including but not limited to the U.S. Securities and Exchange Commission requirements for registrations to sell securities to the public , subject to the imposition of obligations of secrecy wherever possible in that relation; or

      7.4.5 is developed by any servant or agent of the Receiving Party without access to or use or knowledge of the information by the Disclosing Party.

7.5   The Customer and LB acknowledge that:

      7.5.1 without prejudice to any other rights and remedies that the parties may have, the parties agree that the Confidential Information is valuable and that damages may not be an adequate remedy for any breach of the provisions of Clauses 7.1, 7.2, 7.3 and 7.4. The parties agree that the relevant party will be entitled without proof of special damage to the remedies of an injunction and other equitable relief for any actual or threatened breach by the other party;

      7.5.2 the Customer shall not at any time have any right, title, licence or interest in or to LB Know-How, the LB Patent Rights or any other intellectual property rights relating to the Process which are vested in LB or to which LB is otherwise entitled except as otherwise agreed in writing by the parties; and

      7.5.3 LB acknowledges that save as provided herein LB shall not at any time have any right, title, licence or interest in or to the Customer Information, Customer Patent Rights or any other intellectual property rights vested in Customer or to which the Customer is entitled.

7.6 Ownership of any technique, process, apparatus, material, product, data, formula, software, design, trade secret, Confidential Information, improvement, know-how, or invention, whether patentable or not, made in performing the services will, save as set out in this section 7.6 follow the United States laws of inventorship, and inventors shall be the owners.

7.6.1 In the event that LB develops an invention which relates exclusively to the LB Process, Know-how or Patent Rights, and not to Customer Material, Information or Patent Rights, LB shall own all right, title and interest in and to such invention.

7.6.2 In the event that LB develops an invention which relates exclusively to the Customer Material, Information or Patent Rights, and not to the LB Process, Know-how or Patent Rights, LB shall promptly provide written notice to Customer of such invention and will, upon request of Customer, assign such invention to Customer on commercially reasonable terms to be negotiated in good faith between the parties. For the avoidance of doubt an invention shall not relate exclusively to the Customer material if such invention is capable of application by LB to materials other than Customer Material.

7.6.3 In the event that LB develops an invention using the Customer Material for which no Customer employee is an inventor and which is an invention not described in either section 7.6.1 or 7.6.2 above, then LB shall, upon request by Customer, grant a nonexclusive license to Customer of such invention on commercially reasonable terms to be negotiated in good faith by the parties.

7.6.4 In the event that Customer develops an invention relating to the LB Process, Know-how or Information during its interaction with LB in the performance of the Services, then Customer shall, upon request by LB, grant a nonexclusive license to LB of such invention on commercially reasonable terms to be negotiated in good faith by the parties.

7.6.5 All notices described in this section 7.6 shall include a detailed description of the invention.

7.7 The obligations of LB and the Customer under this Clause 7 shall survive the termination for whatever reason of the Agreement.

8.    TERMINATION

8.1 If the parties agree at any stage in the provision of the Services that it will not be possible to successfully complete the Services for scientific or technical reasons not the fault of either party, a thirty (30) day period shall be allowed for good faith discussion and attempts to resolve such problems. If such problems are not resolved within such period, or if the parties do not agree that scientific or technical reasons prohibit successful completion of the Services, LB and the Customer shall each have the right to terminate the Agreement forthwith by notice in writing. In the event of such termination, the Customer shall pay to LB a termination sum calculated by reference to all the Services performed by LB prior to such termination including a pro rata proportion of the Price for any stage of the Services which is in process at the date of termination including the costs of terminating any third party commitments entered into pursuant to the Agreement, such sum not to exceed the Price.

8.2 Customer may in its sole discretion terminate the Services at any time for any reason by giving not less than (thirty) 30 days' notice in writing to LB. In the event of termination pursuant to this Clause 8.2 and subject to Clauses 8.3 and 8.4 the Customer shall pay LB a termination sum calculated by reference to the Services actually performed by LB prior to termination including a pro rata proportion of the Price for any stage of the Services which is in process at the date of termination including costs of terminating any third party commitments entered into pursuant to this Agreement, such sum not to exceed the Price. plus:

      8.2.1 in the event notice to terminate Services pursuant to this Clause
            8.2 is issued to LB six (6) months or less before LB's then estimated start date for Stage 8 or Stage 16, or at any time during such Stages, Customer shall pay LB a sum equal to the full price of that stage or those stages in question, which payment shall fall due to LB thirty days from the date of termination of such Services. (For the avoidance of doubt, per Schedule 3 the first cGMP run, i.e. Stage 8, is already planned to start no later than the end of March 2005; therefore this clause will require full payment if the first cGMP run is cancelled) ; or

      8.2.2 in the event notice to terminate Services pursuant to this Clause
            8.2 is issued to LB more than six (6) months but not more than twelve (12) months before LB's then estimated start date for Stage 8, Customer shall pay LB a sum equal to 85%

            (eighty-five percent) of the full price of Stage 8, which payment shall fall due to LB thirty days from the date of termination of such Services; or

      8.2.3 in the event notice to terminate Services pursuant to this Clause
            8.2 is issued to LB more than six (6) but not more than nine (9) months before LB's then estimated start date for Stage 16, Customer shall pay LB a sum equal to twenty five percent (25%) of the full price of that stage or those stages in question; which payment shall fall due to LB thirty days from the date of termination of such Services.

      8.2.4 in the event notice to terminate Services pursuant to this Clause
            8.2 is issued to LB more than nine (9) months before LB's then estimated start date for Stage 16 then no payment shall be due to LB (For the avoidance of doubt, per Schedule 3, the second cGMP run, i.e. Stage 16 is now planned to start by the end of December 2005; therefore if Customer cancels this run prior to the end of March 2005 then no payment shall be owed to LB for the second cGMP run) .

      LB shall use reasonable efforts to mitigate loss and the obligation to make payment under Clause 8.1 or clause 8.2 shall be reduced (retrospectively, and hence LB shall make an appropriate refund to Customer) to the extent that LB mitigates its loss in this regard (and LB shall promptly notify the Customer of any such mitigation). This provision shall not entitle the Customer to be refunded an amount greater than that paid by customer to LB pursuant to this Clause 8.

8.3 For the avoidance of doubt activities relating to the start or commencement of a run shall be deemed to commence with the date of removal of the vial of cells for the performance of the fermentation from frozen storage.

8.4 The parties may each terminate the Agreement forthwith by notice in writing to the other party upon the occurrence of any of the following events:

      8.4.1 if the other commits a material breach of the Agreement (which shall include a breach of the warranties set out in Clauses 2 and 6 respectively) which in the case of a breach capable of remedy is not remedied within thirty (30) days of the receipt by the other of written notice identifying the breach and requiring its remedy; or

      8.4.2 if the other ceases for any reason to carry on business or compounds with or convenes a meeting of its creditors or has a receiver or manager appointed in respect of its assets to which this agreement pertains or is the subject of an application for an administration order or of any proposal for a voluntary arrangement or enters into liquidation (whether compulsorily or voluntarily) or undergoes any analogous act or proceedings under foreign law.

8.5   Upon the termination of the Agreement for whatever reason:

      8.5.1 LB shall promptly return to the Customer all Customer Information and shall dispose of or return to the Customer the Customer Materials (and where supplied by Customer the Cell Line) and any materials therefrom, as directed by the Customer;

      8.5.2 the Customer shall promptly return to LB all LB Know-How it has received from LB;

      8.5.3 the Customer shall not thereafter use or exploit the LB Patent Rights or the LB Know-How in any way whatsoever unless subject to a separate written license or agreement;

      8.5.4 LB and the Customer shall do all such acts and things and shall sign and execute all such documents as necessary to evidence compliance with this Clause 8.5.

8.6 Termination of this Agreement for whatever reason shall not affect the accrued rights of either LB or the Customer arising under or out of this Agreement and all provisions which are expressed to survive the Agreement shall remain in full force and effect.

8.6.1 The term of this Agreement shall commence on the date first written above and shall expire upon completion of the Services and payment therefor, unless earlier terminated as provided herein.

8.7 During the course of this Agreement, and at any time prior to 31st December 2007, Customer may request and if requested, LB shall provide to Customer a license and technology transfer agreement for relevant technical know-how related to the Process, excluding the content of LB's proprietary feed additives, to allow Customer or its designee to duplicate the Process, under a technology transfer agreement mutually agreed upon, subject to commercially reasonable pricing and other terms associated with technology transfer. The financial terms for the technology transfer shall be negotiated in good faith by the parties, and the total fee for such technology transfer will depend on the extent of LB's proprietary know-how used in the Process. For the avoidance of doubt, the terms of any such technology transfer do not include a licence to LB's proprietary glutamine synthetase (GS) gene expression system.

8.8 If prior to 31st December 2006, LB and Customer agree that additional cGMP product is to be produced by LB for Customer then the terms for such further production at the 2000L scale shall include a price not to exceed the Price under this Agreement. All other terms of that agreement will be substantially as set forth in this Agreement.

8.9 Should the Customer seek future commercial supply of the Product at 2000L or 5000L scale Lonza will enter into good faith negotiations in respect of such supply. The price for such supply will be dependent upon selected scale, total product requirements and campaign size.

9.    FORCE MAJEURE

9.1 If LB is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure and shall give written notice thereof to the Customer specifying the matters constituting Force Majeure together with such evidence as LB reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue, LB shall be excused from the performance or the punctual performance of such obligations as the case may be from the date of such notice for so long as such cause of prevention or delay shall continue.

9.2 The expression "Force Majeure" shall be deemed to include any cause affecting the performance by LB of the Agreement arising from or attributable to acts, events, acts of God, omissions or accidents beyond the reasonable control of LB or which LB could not reasonably prevent or mitigate; provided, however that unanticipated scientific or technical problems shall not constitute Force Majeure. Customer shall have the right to terminate this Agreement if a force majeure event continues for a period longer than two months.

10.   GOVERNING LAW, JURISDICTION AND ENFORCEABILITY

10.1 The construction, validity and performance of the Agreement shall be governed by the laws of the United States and the State of New York, and LB and the Customer submit to the non-exclusive jurisdiction of the Courts.

10.2 No failure or delay on the part of either LB or the Customer to exercise or enforce any rights conferred on it by the Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege or further exercise thereof operate so as to bar the exercise or enforcement thereof at any time or times thereafter.

10.3 The illegality or invalidity of any provision (or any part thereof) of the Agreement or these Standard Terms shall not affect the legality, validity or enforceability of the remainder of its provisions or the other parts of such provision as the case may be.

11.   NOTICES

11.1 Any notice or other communication to be given under this Agreement shall be delivered personally or sent by facsimile transmission and by first class pre-paid post addressed as follows:

      11.1.1 If to Lonza Biologics to: Lonza Biologics plc
                                       228 Bath Road
                                       Slough
                                       Berkshire SL1 4DX
                                       England
                                       Facsimile: 01753 777001
            For the attention of: The Head of Legal Services

      11.1.2 If to the Customer to:    Inhibitex Inc
                                       1165 Sanctuary Parkway
                                       Suite 400
                                       Alpharetta
                                       GA 30004, USA
                                       Facsimile: (678) 746 1299
            For the attention of:  Robert Schweiger

      or to such other destination as either party hereto may hereafter notify to the other in accordance with the provisions of this Clause 11.

11.2 All such notices or other communications shall be deemed to have been served as follows:

      11.2.1 if delivered personally, at the time of such delivery;

      11.2.2 if sent by facsimile, upon receipt of the transmission confirmation slip showing completion of the transmission;

      11.2.3 if sent by first class pre-paid post, ten (10) business days (Saturdays, Sundays and Bank or other public holidays excluded) after being placed in the post.

12.   MISCELLANEOUS

12.1 Neither party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld or delayed, save that either party shall be entitled without the prior written consent of the other to assign, transfer, charge, sub-contract, deal with or in any other manner make over the benefit and/or burden of this Agreement to any company with which such party may merge or to any company to which such party may transfer or license its assets and undertakings.

12.2 The text of any press release or other communication to be published by or in the media concerning the subject matter of the Agreement shall require the prior written approval of LB and the Customer.

12.3 The Agreement embodies the entire understanding of LB and the Customer and there are no promises, terms, conditions or obligations, oral or written, expressed on implied, other than those contained in the Agreement. The terms of the Agreement shall supersede all previous agreements (if any) which may exist or have existed between LB and the Customer relating to the Services.

12.4 No variation of or addition to this Agreement or any part thereof shall be effective unless in writing and signed on behalf of both parties. Notwithstanding the above the parties hereby confirm that amendments to the Specification shall be effective if reduced to writing and signed by the quality and/or regulatory representative of both parties, which quality and/or regulatory representative shall be nominated from time to time by each party

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written.

Signed for and on behalf of               /s/ G.T. Klement          Nov. 5, 2004
LONZA BIOLOGICS PLC                    -----------------------
                                            G.T. Klement
                                             Head of LBP            TITLE

Signed for and on behalf of              /s/ Robert Schweiger       Nov. 5, 2004
INHIBITEX INC                          -----------------------
                                          Robert Schweiger
                                       VP Business Development      TITLE

                                   SCHEDULE 1

"Cell Line" shall mean the [ * * * ] Cell Line created by Customer expressing Product.

"Product" shall mean the [ * * * ] antibody produced by the Cell Line known as [ * * * ] that binds to ClfA of which the Customer is the proprietor.

A.    SPECIFICATION FOR BULK PURIFIED DRUG SUBSTANCE

Below is a list of tests typically carried out as cGMP Specification testing for an antibody product from LB. During the course of the Services LB and Customer will agree the testing appropriate to a cGMP Specification for Product. All amounts stated to be target amounts are indications only and are not binding on LB.

TEST                               METHOD
NO.         CRITERION          (LB SOP NUMBER)       SPECIFICATION
------------------------------------------------------------------
1.    Characteristics

1.1         [ * * * ]           [ * * * ]            [ * * * ]

1.2         [ * * * ]           [ * * * ]            [ * * * ]

1.3         [ * * * ]           [ * * * ]            [ * * * ]

1.4         [ * * * ]           [ * * * ]            [ * * * ]

2.    Identity

1.5         [ * * * ]           [ * * * ]            [ * * * ]

1.6         [ * * * ]           [ * * * ]            [ * * * ]

1.7         [ * * * ]           [ * * * ]            [ * * * ]

---------
(1) [ * * * ]

TEST                                METHOD
NO.         CRITERION           (LB SOP NUMBER)      SPECIFICATION
------------------------------------------------------------------
3.    Purity

1.8         [ * * * ]           [ * * * ]            [ * * * ]

1.9         [ * * * ]           [ * * * ]            [ * * * ]

4.    Impurities

TEST                            METHOD (LB SOP
NO.         CRITERION               NUMBER)          SPECIFICATION
------------------------------------------------------------------
1.10        [ * * * ](1)        [ * * * ]            [ * * * ]

1.11        [ * * * ]           [ * * * ]            [ * * * ]

1.12        [ * * * ]           [ * * * ]            [ * * * ]

----------
(1) [ * * * ]

5.    Excipients

TEST                            METHOD (LB SOP
NO.         CRITERION               NUMBER)          SPECIFICATION
------------------------------------------------------------------
1.13        [ * * * ]           [ * * * ]            [ * * * ]

1.14        [ * * * ]           [ * * * ]            [ * * * ]

1.15        [ * * * ]           [ * * * ]            [ * * * ]

1.16        [ * * * ]           [ * * * ]

TEST                            METHOD (LB SOP
NO.         CRITERION               NUMBER)          SPECIFICATION
------------------------------------------------------------------
6.    Safety

1.17        [ * * * ]           [ * * * ]            [ * * * ]

1.18        [ * * * ]           [ * * * ]            [ * * * ]

7.    Sample from production fermenter on day of harvest (pre-clarification)

1.19        [ * * * ]           [ * * * ]            [ * * * ]

1.20        [ * * * ]           [ * * * ]            [ * * * ]

1.21        [ * * * ]           [ * * * ]            [ * * * ]

1.22        [ * * * ]           [ * * * ]            [ * * * ]

[ * * * ]

8. In-process tests (LB to identify sample points) to be agreed by project managers and QA from both Parties.

1.23        [ * * * ]                                [ * * * ]

1.24        [ * * * ]                                [ * * * ]

1.25        [ * * * ]                                [ * * * ]

9.    Storage and shipping information

            Final Formulation Buffer: [ * * * ]

            Bottling of Bulk Product:

                  Primary containers: [ * * * ]

                  Denominations:

                        The bulk Product will be dispensed into [ * * * ], filling to a tolerance of [ * * * ]% of the nominal volume of the container.

                        Any remaining bulk Product will be dispensed into [ * * * ], filling to a tolerance of [ * * * ]% of the nominal volume of the container.

                        Any remaining Product will be filled into one container of the smallest size specified. If this is not filled with a tolerance of [ * * * ]% of the nominal volume. This will be labelled as a Customer Sample and will not be released for clinical use.

                        For the calculation of the total fill volume it is assumed that 1g of liquid ~ 1ml.

                  Product Storage Conditions: [ * * * ]

                  Shipment Temperature: Product shipped at [ * * * ]

                  Customer samples (removed during the middle of dispensing):

                  [ * * * ]

B.    SPECIFICATION FOR A MASTER CELL BANK

STARTING MATERIAL DEFINITION

Master Cell Bank (MCB) of a cryopreserved Cell Line prepared from a pooled culture and stored in individual ampoules in liquid nitrogen refrigerators.

GENERAL MASTER CELL BANK SPECIFICATION

1. The acceptance criteria for tests performed on ampoules from the cell bank.

TEST
NO.      CRITERION       METHOD        SAMPLE SIZE          TEST
-------------------------------------------------------------------
1.1      [ * * * ]      [ * * * ]      [ * * * ]          [ * * * ]

1.2      [ * * * ]      [ * * * ]      [ * * * ]          [ * * * ]

1.3      [ * * * ]      [ * * * ]      [ * * * ]          [ * * * ]

                                   SCHEDULE 2

                                    CONTENTS


1     SUPPLY OF CUSTOMER MATERIALS AND CUSTOMER KNOW HOW

2     ACTIVITIES TO BE UNDERTAKEN BY LB

1     Stage 1 - Airlift Fermentation Process Evaluation

2     Stage 2 - Purification Process Evaluation

3     Stage 3 - Evaluation of LB's Generic Assays

4     Stage 4 - Master Cell Bank Preparation and Analysis

5     Stage 5 - [ * * * ] Master Cell Banks Testing for Adventitious Agents

6     Stage 6 - Development Pilot Batch (non- cGMP) at 130 L Scale

7     Stage 7 - Preparation of cGMP Documentation

8     Stage 8 - Production of cGMP Product at 2000 litre Scale

9     Stage 9 - Evaluation of Virus Reduction for [ * * * ]

10    Stage 10 - Product Reference Standard

11    Stage 11 - QC Testing of Vialled Product

12    Stage 12 - Stability Study of Bulk Purified Product (cGMP material)

13    Stage 13 - Vialled Product Stability Studies

14    Stage 14 - Regulatory Support

15    Stage 155 - Determination of Extinction Coefficient

16    Stage 16 - Production of cGMP Product at 2000 L Scale

1     SUPPLY OF CUSTOMER MATERIALS AND CUSTOMER KNOW HOW

      [ * * * ]

      (iv)

2     ACTIVITIES TO BE UNDERTAKEN BY LB

      1     STAGE 1 - AIRLIFT FERMENTATION PROCESS EVALUATION

            1.1   OBJECTIVES

                  1.1.1 To adapt [ * * * ]

                  1.1.2 To transfer [ * * * ]

                  1.1.3 To develop [ * * * ]

                  1.1.4 To provide [ * * * ]

                  1.1.5 To evaluate [ * * * ]

            1.2   ACTIVITIES

                        Stage 1A

                  1.2.1 Following [ * * * ] receive [ * * * ]. Send [ * * * ].

                  1.2.2 [ * * * ]

                  1.2.3 [ * * * ]

                  1.2.4 Perform [ * * * ]

                  1.2.5 Receive from the Customer [ * * * ]

                  1.2.6 Perform a [ * * * ]

                        -     [ * * * ]

                        -     [ * * * ]

                        -     [ * * * ]

                  1.2.16 Issue a summary report of activities completed in
                         Stages 1A and 1B to the Customer including the following:

                         -     Assessment of the [ * * * ]

                         -     Assessment of the [ * * * ]

                  Note: In all reports to the Customer any techniques or reagents used which are proprietary to LB will be described in outline only.

            1.3   TIMESCALE

                  This Stage may commence by agreement with the Customer and LB. This Stage shall be complete upon issue of the report of activities. It is estimated that this Stage will take [* * *] to complete.

2     STAGE 2 - PURIFICATION PROCESS EVALUATION

      2.1   OBJECTIVES

            2.1.1  To consult [ * * * ]

            2.1.2  To evaluate [ * * * ]

            2.1.3  To provide [ * * * ]

      2.2   ACTIVITIES

            2.2.1  Evaluate [ * * * ]

            2.2.2  Advise [ * * * ]

            2.2.3  Review [ * * * ]

            2.2.4  Receive [ * * * ] under Stage 1A.

            2.2.5  Evaluate the [ * * * ]

            2.2.6  [ * * * ]

            2.2.7  Evaluate the [ * * * ]

            2.2.8  Determine the [ * * * ]

            2.2.9  Provide [ * * * ]

            2.2.10 [ * * * ]

            2.2.11 [ * * * ]

            2.2.12 Provide [ * * * ]

            2.2.13 Issue report of activities to Customer. This shall include:

                   -     [ * * * ];

                   -     [ * * * ]

      2.3   TIMESCALE

            This Stage may commence after material is available from Stage 1A. This Stage shall be complete upon issue of the report of activities. It is estimated that this Stage will take [ * * * ] to complete but this duration is dependent upon sources of material from other Stages of the services.

3     STAGE 3 - EVALUATION OF LB'S GENERIC ASSAYS

      3.1   OBJECTIVES

            3.1.1 To assess the performance of [ * * * ].

            3.1.2 To make a recommendation about [ * * * ].

      3.2   ACTIVITIES

            3.2.1 Assess the performance of [ * * * ]. Determine whether
                  [ * * * ].

            3.2.2 Make a recommendation to the Customer about [ * * * ].

            3.2.3 Issue a report of activities to the Customer.

      3.3   TIMESCALE

            This Stage may commence as soon as Product samples are available. This Stage shall be complete upon issue of the report. It is estimated that this Stage will take [ * * * ] to complete. If the results of this Stage indicate that a specific protein assay will have to be developed for this Product, this work may be added to the work program under terms and conditions to be agreed.

4     STAGE 4 - MASTER CELL BANK PREPARATION AND ANALYSIS

      4.1   OBJECTIVES

            4.1.1 To test [ * * * ].

            4.1.2 To create [ * * * ].

                  Note: [ * * * ].

                  1.2.7 [ * * * ]

                  1.2.8 Perform [ * * * ]

                  1.2.9 Provide [ * * * ]

                  1.2.10 Review all [ * * * ]

                        Stage 1B

                  Note: The scope of this sub-stage may be further modified to meet the demands of the program. Any additional activities will be outlined in an amendment to this agreement.

                  1.2.11 Assess the [ * * * ]

                  1.2.12 [ * * * ]

                  1.2.13 Provide [ * * * ]

                  1.2.14 Evaluate [ * * * ]

                  1.2.15 Provide [ * * * ]


      4.2   ACTIVITIES

            4.2.1 [ * * * ];

                  (a)   [ * * * ] Testing:

                        (i)   [ * * * ]

                        (ii)  [ * * * ]

                  (b)   [ * * * ]

            4.2.2 Prepare[ * * * ]. Establish [ * * * ].

            4.2.3 Establish [ * * * ]

                  Note: [ * * * ]

            4.2.4 [ * * * ]:

                  -     [ * * * ]

                  -     [ * * * ]

            Note: [ * * * ].

            4.2.5 Issue a report of activities to the Customer. This report will include:

                  -     Details of [ * * * ].

                  -     Details of [ * * * ].

                  -     A description of [ * * * ].

                  -     Summary of [ * * * ].

                  -     A summary of [ * * * ].

      4.3   TIMESCALE

            This Stage may commence as soon as the [ * * * ]. This Stage shall be complete with the issue of the report of activities. It is estimated that this report will be issued [ * * * ] from the start of this Stage.

            It is estimated that [ * * * ] will be established [ * * * ] from the start of this Stage.

5     STAGE 5 - [* * *] MASTER CELL BANKS TESTING FOR ADVENTITIOUS AGENTS

      5.1   OBJECTIVES

            5.1.1 To carry out additional testing [ * * * ].

      5.2   ACTIVITIES

            5.2.1 [ * * * ]:

                  [ * * * ]

                  [ * * * ]

                  [ * * * ]

                  GENERAL

                  [ * * * ]

            5.2.2 Issue a copy of [ * * * ] to the Customer containing the results of the tests carried out in this Stage

      5.3   TIMESCALE

            This Stage may commence as soon [ * * * ]. This Stage shall be complete upon [ * * * ] from commencement of this Stage.

6     STAGE 6 - DEVELOPMENT PILOT BATCH (NON- CGMP) AT 130L SCALE

      6.1   OBJECTIVES

            6.1.1  To assess [ * * * ] 130L pilot scale [ * * * ].

            6.1.2  To establish [ * * * ].

            6.1.3  To assess [ * * * ].

            6.1.4  To evaluate [ * * * ].

            Note:  [ * * * ].

            Note:  [ * * * ].

      6.2   ACTIVITIES

            6.2.1  [ * * * ].

            6.2.2  Perform the [ * * * ].

            6.2.3  [ * * * ]

            6.2.4  [ * * * ].

            6.2.5  [ * * * ].

            6.2.6  [ * * * ].

            6.2.7  [ * * * ]

            6.2.8  [ * * * ]

            6.2.9  [ * * * ]

            6.2.10 [ * * * ]

            6.2.11 [ * * * ]-

                          [ * * * ]

            6.2.12 Review [ * * * ]

            6.2.13        [ * * * ]

            6.2.14 Issue a summary report of activities for this Stage to the
                   Customer. This report shall include [ * * * ] such as:

                   -     [ * * * ];

                   -     [ * * * ];

                   -     [ * * * ];

                   -     [ * * * ];

                   -     [ * * * ].

      6.3   TIMESCALE

            This Stage may commence when [ * * * ] is available for use, and sufficient information is available from previous Stages of the Services to proceed.

            This Stage shall be complete upon issue of the summary report to the Customer. It is estimated that this report shall be issued [ * * * ] from commencement of this Stage.

7     STAGE 7 - PREPARATION OF CGMP DOCUMENTATION

      7.1   OBJECTIVE

            7.1.1  To prepare cGMP documentation for use [ * * * ].

            Note:  [ * * * ].

      7.2   ACTIVITIES

            7.2.1 Prepare documentation [ * * * ]. The documentation shall cover:

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

            7.2.2  Provide copy of issued GMP Product specification to Customer.

      7.3   TIMESCALE

            This Stage may commence as soon as suitable information is available from previous Stages of the Services. This Stage shall be complete when the Customer is notified by LB that the documentation [ * * * ] and the copy of the issued GMP Product specification has been sent to the Customer. It is estimated that this Stage shall be complete
            [ * * * ] from the commencement of activities of this Stage 7.

8     STAGE 8 - PRODUCTION OF CGMP PRODUCT AT 2000 LITRE SCALE

      8.1   OBJECTIVE

            8.1.1 To manufacture Product at 2000 litre scale

            Note: The following assumptions have been made with respect to the process [ * * * ].

      8.2   ACTIVITIES

            8.2.1 [ * * * ].

            Note: [ * * * ].

            8.2.2 at 2000 litre scale

            8.2.3 [ * * * ]

            8.2.4 [ * * * ]

            8.2.5 [ * * * ]

            8.2.6 [ * * * ]

            8.2.7 [ * * * ]

            8.2.8 [ * * * ]

            8.2.9 [ * * * ]

            8.2.10 Deliver Product [ * * * ] to Customer.

      8.3   TIMESCALE

            This Stage may commence when [ * * * ].

            This Stage shall be complete upon disposition of Product by LB's Quality department. It is estimated that Product will be delivered
            [ * * * ] from commencement of this Stage. If Customer requests in writing, the Product can be shipped [ * * * ]. It is estimated that this shipment could occur [ * * * ] from commencement of this Stage.

9     STAGE 9 - EVALUATION OF VIRUS REDUCTION FOR [ * * * ]

      9.1   OBJECTIVE

            9.1.1 To obtain data for reduction of [ * * * ].

      9.2   ACTIVITIES

            9.2.1 Design [ * * * ].

            9.2.2 Prepare a [ * * * ].

            9.2.3 Collect [ * * * ].

            9.2.4 Carry out the [ * * * ].

            9.2.5 Repeat the [ * * * ].

            9.2.6 [ * * * ]

            9.2.7 Measure the [ * * * ]

            9.2.8 Calculate [ * * * ]

            9.2.9 Issue an audited report of the activities to the Customer. The report will include [ * * * ].

      9.3   TIMESCALE

            This Stage may commence when [ * * * ].

            This Stage shall be complete with the issue of the report of activities. It is estimated that this report will be issued
            [ * * * ] from commencement of the Stage. The final report may be delayed to allow incorporation of data [ * * * ].

10    STAGE 10 - PRODUCT REFERENCE STANDARD

      10.1  OBJECTIVES

            10.1.1 To [ * * * ] a new product reference standard

            10.1.2 To carry out [ * * * ].

            10.1.3 To assess the [ * * * ].

      10.2  ACTIVITIES

            10.2.1 Provide a [ * * * ].

            Note: The following activities to be carried out on all materials:

            10.2.2 Test [ * * * ].

            10.2.3 Analyse [ * * * ]:

                  -     [ * * * ]

                  -     [ * * * ]

                  -     [ * * * ]

                  -     [ * * * ]

                  -     [ * * * ]

                  -     [ * * * ]

                  -     [ * * * ]

                  -     [ * * * ]

                  -     [ * * * ]

            Note: [ * * * ]

            Note: [ * * * ]

            10.2.4 Provide an audited report of activities to the Customer. This report will be audited and will include:

                   -     a summary of [ * * * ];

                   -     a summary of the [ * * * ];

                   -     an assessment of whether [ * * * ];

                   -     a description of any [ * * * ];

                   -     a recommendation in the report [ * * * ].

            10.2.5 Timescale

                   This Stage will commence as soon as Product is available and will be complete on issue of the final report of activities and it is estimated that this will be issued [ * * * ] from the preparation of [ * * * ]. From issue of [ * * * ] it is estimated that the elapsed time until the Customer review of the report is [ * * * ].

            Note: The Customer shall review [ * * * ] within [ * * * ] of receiving the document from LB. If the Customer's comments are not returned to LB within this time LB reserves the right to issue the [ * * * ].

11    STAGE 11 - QC TESTING OF VIALLED PRODUCT

      11.1  OBJECTIVES

            11.1.1 To test [ * * * ] of vialled Product, [ * * * ].

            11.1.2 To provide the Customer with a summary of testing for vialled
                   Product.

      11.2  ACTIVITIES

            11.2.1 Agree with Customer [ * * * ].

            Note: It is understood that the Customer will have previously carried out an audit of the Customer's contract vialler and is satisfied with their suitability to vial and test Product for use in clinical trials. LB, therefore, accepts no liability for performance of the Customer's contract vialler.

            11.2.2 Prepare appropriate documentation for the vialled Product
                   (including Specification and QC laboratory release forms).

            11.2.3 Receive vials of Product representative of [ * * * ] from the
                   Customer's contract vialler.

            11.2.4 Test the Product from [ * * * ].

            11.2.5 Undertake [ * * * ].

            11.2.6 Issue a summary of testing for vialled Product.

      11.3  TIMESCALE

            This Stage may commence on receipt of vials from the Customer. This Stage shall be complete upon issue of a summary of testing. It is estimated that this will be available [ * * * ] from the date of receipt of the vials.

12    STAGE 12 - STABILITY STUDY OF BULK PURIFIED PRODUCT (CGMP MATERIAL)

      12.1  OBJECTIVE

            12.1.1 To test the stability of bulk purified Product from [ * * * ]
                   produced under this Services agreement.

      12.2  ACTIVITIES

            12.2.1 Provide [ * * * ].

            12.2.2 Take [ * * * ]

            Note:  [ * * * ]

            12.2.3 Assay [ * * * ]:

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

            Note:  [ * * * ]

            12.2.4 Confirm [ * * * ].

            12.2.5 Issue an interim report of activities at [ * * * ].

            12.2.6 Issue an audited report at the end of the study.

      12.3  TIMESCALES

            This Stage can commence once suitable material is available. This Stage shall be complete on issue of the final report to the Customer. The interim report of results will be issued within [ * * * ]. The final report will be issued within [ * * * ].

            Note: The Customer shall review [ * * * ] of receiving the document from LB. If the Customer's comments are not returned to LB within this time, the estimated timelines for the work may be adjusted accordingly.

13    STAGE 13 - VIALLED PRODUCT STABILITY STUDIES

      13.1  OBJECTIVE

            13.1.1 To test the stability of the vialled Product [ * * * ].

      13.2  ACTIVITIES

            13.2.1 Provide a [ * * * ].

            13.2.2 Prepare [ * * * ].

                           [ * * * ]
                   Where:

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

            Note: Additional material [ * * * ] at Customer's request

            13.2.3 Analyse [ * * * ]:

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

                   -     [ * * * ]

            13.2.4 Carry out [ * * * ].

            13.2.5 Provide an audited summary of results after the [ * * * ]
                   timepoint.

            13.2.6 On completion of the study issue an audited report of the studies to the Customer.

      13.3  TIMESCALES

      This Stage shall commence once vialled Product is available. Audited summary of results will be issued at [ * * * ] timepoints.

      This Stage shall be complete upon issue of the audited report of the study. The audited summary of results will be available within [ * * * ]. The final report will be issued within [ * * * ]

14    STAGE 14 - REGULATORY SUPPORT

      14.1  OBJECTIVE

            14.1.1 To prepare regulatory documentation and provide regulatory support as required by the Customer.

      14.2  ACTIVITIES

            Note: The scope of this Stage will be agreed with the Customer before commencement. Typical activities would include the following.

            14.2.1 To provide regulatory documentation [ * * * ].

            14.2.2 [ * * * ].

            14.2.3 To advise [ * * * ].

      14.3  TIMESCALE

            This Stage can commence when the appropriate data is available. The duration of the Stage will depend on the extent of regulatory support requested by the Customer. LB will aim to complete the regulatory work as soon as possible after receiving all the relevant data from these Services, in anticipation of the Customer requiring the earliest possible filing date. This Stage shall be complete upon submission of the regulatory documentation.

15    STAGE 155 - DETERMINATION OF EXTINCTION COEFFICIENT

      15.1  OBJECTIVES

            15.1.1 To determine an extinction coefficient [ * * * ]

      15.2  ACTIVITIES

            15.2.1 Provide a [ * * * ].

            15.2.2 Determine the [ * * * ]

            15.2.3 Measure the [ * * * ].

            15.2.4 [ * * * ].

            15.2.5 Estimate the [ * * * ].

            15.2.6 Calculate a [ * * * ].

            15.2.7 Repeat Activities 15.2.3 to 15.2.6 on a further two occasions.

            15.2.8 Calculate [ * * * ].

            15.2.9 Provide a report of activities to the Customer.

      15.3  TIMESCALE

            This Stage shall commence as soon as Product is available and will be complete on issue of the final report of activities (Activity 15.2.9) and it is estimated that this will be issued [ * * * ]. From [ * * * ] it is estimated that the elapsed time until the Customer review of the report is [ * * * ].

            Note: The Customer shall review [ * * * ] within[ * * * ]. If the Customer's comments are not returned to LB within this time Lonza reserves the right to issue [ * * * ].

16    STAGE 16 - PRODUCTION OF CGMP PRODUCT AT 2000 LITRE SCALE

      16.1  OBJECTIVE

            16.1.1 To manufacture Product at 2000 litre scale.

            Note: The following assumptions have been made with respect to the process [ * * * ]

      16.2  ACTIVITIES

            16.2.1 After receiving [ * * * ].

            Note:  [ * * * ]

            16.2.2 Perform [ * * * ] at 2,000 litre scale

            16.2.3 [ * * * ]

            16.2.4 [ * * * ]

            16.2.5 [ * * * ]

            16.2.6 Test [ * * * ].

            16.2.7 Review [ * * * ].

            16.2.8 [ * * * ]

            16.2.9   Review [ * * * ].

            16.2.10  Deliver Product and consolidated batch record to Customer.

      16.3  TIMESCALE

            This Stage may commence when [ * * * ].

            This Stage shall be complete upon disposition of Product
            [ * * * ]. It is estimated that Product will be delivered [ * * * ] from commencement of this Stage. [ * * * ] It is estimated that this shipment could occur [ * * * ] from commencement of this Stage.

                                   SCHEDULE 3

                           Price and Terms of Payment

1.       Price

In consideration for LB carrying out the Services as detailed in Schedule 2 the Customer shall pay LB as follows:

                                                                              PRICE(1)
 STAGE                                                                 (UK (POUND) STERLING)
--------                                                            ----------------------------
Stage 1   Airlift Fermentation Process Evaluation                   [ * * * ]
                                                                    Individual invoice may be issued
                                                                    for each sub-stage
          Sub-stage A
          Sub-stage B
Stage 2   Purification Process Evaluation                           [ * * * ]
Stage 3   Evaluation of LB's Generic Assays                         [ * * * ]
Stage 4   Master Banks Preparation and Analysis                     [ * * * ] plus testing
                                                                    laboratory charges
                                                                    actually incurred by
                                                                    LB estimated to be [ * * * ]
Stage 5   [ * * * ] Master Cell Bank Testing for Adventitious       [ * * * ] plus testing
          Agents                                                    laboratory charges
                                                                    estimated to be [ * * * ]
Stage 6   Development Pilot Batch (non-cGMP) at 130 L Scale         [ * * * ]
Stage 7   Preparation of cGMP Documentation                         [ * * * ]
Stage 8   Production of cGMP Product at 2000 litre scale            [ * * * ]
Stage 9   Evaluation of Virus Reduction for [ * * * ]               [ * * * ] plus testing
                                                                    laboratory charges actually
                                                                    incurred by LB estimated
                                                                    to be [ * * * ]
Stage 10  Product Reference Standard                                [ * * * ]
Stage 11  QC Testing and QA Review of Final Vialled Product         [ * * * ] per time point
Stage 12  Stability Study of Bulk Purified Product (cGMP material)
                          Each timepoint                            [ * * * ]
Stage 13  Vialled Product Stability Studies                         [ * * * ] per time point
Stage 14  Regulatory Support                                        Depending on Scope for
                                                                    IND preparation
                                                                    Estimated  to be [ * * * ]

Stage 15  Determination of Extinction Coefficient                   [ * * * ]
Stage 16  Production of cGMP Product at 2000 litre scale            [ * * * ]

Notes:

(1)   [ * * * ]

(2)   [ * * * ]

(3)   [ * * * ].

(4)   [ * * * ]

(5)   [ * * * ].

(6)   [ * * * ]

2.    Payment

      Payment by the Customer of the Price for each Stage shall be made against LB's invoices as follows(1):

      2.1   For Stage 1
            50% upon commencement of Stage 1.
            50% upon completion of Stage 1.

      2.2   For Stage 2
            50% upon commencement of Stage 2.
            50% upon completion of Stage 2.

      2.3   For Stage 3
            50% upon commencement of Stage 3.
            50% upon completion of Stage 3.

      2.4   For Stage 4
            50% upon commencement of Stage 4.
            50% upon completion of Stage 4.

      2.5   For Stage 5
            50% upon commencement of Stage 5.
            50% upon completion of Stage 5.

      2.6   For Stage 6
            50% upon commencement of Stage 6.
            50% upon completion of Stage 6.

      2.7   For Stage 7
            50% upon commencement of Stage 7.
            50% upon completion of Stage 7.

      2.8   For Stage 8
            50% upon removal of an ampoule of MCB out of freeze.
            50% upon completion of Stage 8.

      2.9   For Stage 9
            50% upon commencement of Stage 9.
            50%  upon completion of Stage 9.
            Testing Laboratory charges will be invoiced separately.

      2.10  For Stage 10
            50% upon commencement of Stage 10.
            50% upon completion of Stage 10.
            Testing Laboratory charges will be invoiced separately.

2.11  For Stage 11
            50% upon commencement of Stage 11.
            50% upon completion of Stage 11.

2.12  For Stage 12
      100% payment per issued time point

      2.13  For Stage 13
            100% payment per issued time point

      2.14  For Stage 14
            Price depends on scope of work(6)

      2.15  For Stage 15
            50% upon commencement of Stage 15

            50% upon completion of Stage 15

            2.16  For Stage 16
                  50% upon removal of an ampoule of MCB out of freeze. 50% upon completion of Stage 16.

            Notes: see "1 Price", above, in this Schedule 3.

                                   SCHEDULE 4

                                Inhibitex Patents

      1.    U.S. 6,008,341 (ClfA DNA); U.S. 6,177,084 (ClfA protein)

      2.    U.S. 6,635,473 (SdrG DNA)

      3.    U.S. 10/056,052 (ClfA monoclonal application)

The Inhibitex Patents also include divisional and continuation applications as well as all corresponding international applications.